Exhibit 10.9

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of March 16, 2026 by and between Linkers Industries Limited, a British Virgin Islands business company (the “Company”) and Man Tak Lau (the “Subscriber”), the founder and chairman of board of directors of the Company.

The Subscriber and the Company are each referred to herein as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, upon the terms and conditions of this Agreement, the Company desires to issue to the Subscriber, and the Subscriber wishes to subscribe for, certain Class B ordinary shares of the Company, par value $0.00001 per share (the “Class B Ordinary Shares”) in the Company which have the special rights, restrictions, preferences and privileges set forth in the memorandum of association and articles of association of the Company, as amended from time to time, in reliance on an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE 1

SUBSCRIPTION OF CLASS B ORDINARY SHARES

1.1 Subscription and Issuance of Class B Ordinary Shares. Pursuant to the terms and subject to the conditions of this Agreement, the Subscriber agrees to subscribe for, and the Company agrees to issue to the Subscriber, at Closing, 60,000,000 Class B Ordinary Shares (the “Subscribed Shares”) at a price of $0.00001 per share (the “Subscription Price”).

1.2 Closing. The closing (the “Closing”) of the purchase and sale of the Subscribed Shares hereunder shall take place electronically, as soon as possible, but in no event later than two Business Days, after satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of the conditions set forth in Section 1.3 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of those conditions at the Closing), or at such other time or place as the Parties may agree. At the Closing:

(a) the Subscriber shall deliver the Subscription Price to the Company in immediately available funds by wire transfer to an account of the Company designated by the Company; and

(b) the Company shall :-

(i) update the register of members of the Company (the “Register of Members”) reflecting the issuance of the corresponding number of Subscribed Shares;

(ii) deliver to the Subscriber the Subscribed Shares in electronic form by book entry settlement and, if requested by the Subscriber, a certified true copy of the register of members of the Company, evidencing the Subscribed Shares being issued to and registered in the name of the Subscriber.

1.3 Conditions to Closing. The obligations of the Parties to consummate the Closing are subject to the satisfaction or waiver by such party of the following conditions:

(a) the Company have filed with the Registrar of Corporate Affairs of the British Virgin Islands an amended and restated memorandum of association and articles of association of the Company authorising the issuance of the Subscribed Shares;

(b) the Company having closed its offering carried out under its Registration Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act (SEC File No.333-[●]); and

(c) all consents, authorizations or approvals of any applicable authorities that are required in connection with the transactions contemplated by this Agreement shall have been received by the Company.

1.4 Legends.  The Register of Members and, if applicable, the share certificate representing the Subscribed Shares shall be endorsed with the following legends:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS SECURITY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS.  ANY ATTEMPT TO TRANSFER OR SELL THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

THESE CLASS B ORDINARY SHARES HAVE SPECIAL VOTING RIGHTS AS SET FORTH IN THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.”

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Authority.  The Subscriber has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Subscriber pursuant to this Agreement and to perform his obligations hereunder and thereunder.

(b) Valid Agreement.  This Agreement has been duly executed and delivered by the Subscriber and constitutes the legal, valid and binding obligation of the Subscriber, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Subscriber is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of the Subscriber’s assets are subject.  There is no action, suit or proceeding, pending or threatened against the Subscriber that questions the validity of this Agreement or the right of the Subscriber to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Consents and Approvals.  Neither the execution and delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of any of the transactions contemplated hereby or thereby, nor the performance by the Subscriber of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(e) Sophisticated Investor.  The Subscriber is a sophisticated investor with knowledge and experience in financial and business matters such that the Subscriber is capable of evaluating the merits and risks of its subscription of the Subscribed Shares.  The Subscriber is able to bear the economic risks of the subscription and can afford a complete loss of such subscription.  The Subscriber acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the subscription of the Subscribed Shares.

(f) Not U.S. Person.  The Subscriber is not a “U.S. person” as defined in Rule 902 of Regulation S.

(g) Restricted Securities.  The Subscriber acknowledges that the Subscribed Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law.  The Subscriber further acknowledges that, absent an effective registration under the Securities Act, the Subscribed Shares may only be offered, sold or otherwise transferred (x) to the Company, or (y) pursuant to an exemption from registration under the Securities Act.

2.2 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Subscriber, as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation.  The Company is a company duly incorporated as a business company in the British Virgin Islands with limited liability, validly existing and in good standing under the laws of the British Virgin Islands.  The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority.  The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations has been duly authorized by all requisite actions on its part.

(c) Valid Agreement.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Due Issuance of the Subscribed Shares.  The Subscribed Shares have been duly authorized and, when issued and delivered to and paid for by the Subscriber pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, title defect, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature (collectively the “Encumbrances”), except for restrictions arising under the Securities Act, the memorandum and articles of association of the Company or created by virtue of this Agreement, and upon delivery and entry into the register of members of the Company will transfer to the Subscriber good and valid title to the Subscribed Shares.

(e) Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the organizational documents of the Company or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets is subject.  There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(f) Consents and Approvals.  Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby and thereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

ARTICLE 3

MISCELLANEOUS

3.1 Governing Law; Arbitration.  This Agreement shall be governed and interpreted in accordance with the laws of the British Virgin Islands.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force.  There shall be three arbitrators.  Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre.  The language to be used in the arbitration proceedings shall be English.  Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

3.2 Amendment.  This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

3.3 Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Subscriber and their respective heirs, successors and permitted assigns and legal representatives.

3.4 Assignment.  Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Subscriber without the express written consent of the other Party, except that the Subscriber may assign all or any part of his rights and obligations hereunder to any affiliate controlled by the Subscriber without the consent of the Company, provided that no such assignment shall relieve the Subscriber of its obligations hereunder if such assignee does not perform such obligations.  Any purported assignment in violation of the foregoing sentence shall be null and void.

3.5 Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

3.6 Severability.  If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

3.7 Execution in Counterparts.  For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

The Company

Linkers Industries Limited

By:	/s/ Wai Kee Kan
Name:	Wai Kee Kan
Title:	Chief Executive Officer

Address for Notice:

Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A,

Kawasan Perusahaan MIEL Sungai Lalang,

08000 Sungai Petani, Kedah Darul Aman, Malaysia

Email: ernest@linkers-hk.com

THE subscriber

By:	/s/ Man Tak Lau
Name:	Man Tak Lau

Address for Notice:

Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A,

Kawasan Perusahaan MIEL Sungai Lalang,

08000 Sungai Petani, Kedah Darul Aman, Malaysia

Email: [REDACTED]

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